                                                                     EXHIBIT 2.2





                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
ARTICLE I - PLAN OF MERGER 1

         SECTION 1.1  Actions to be Taken.........................................................1
         SECTION 1.2  Common Stock of Surviving Corporation.......................................2
         SECTION 1.3  Cancellation or Conversion of Company Common Stock..........................2
                      1.3.1   Treasury Shares.....................................................2
                      1.3.2   Conversion..........................................................2
                      1.3.3   Surrender of Shares.................................................3
                      1.3.4   Purchaser Certificates..............................................3
         SECTION 1.4  Adjustments for Purchaser Stock Splits, Etc.................................3
         SECTION 1.5  Further Assurances..........................................................3

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................4

         SECTION 2.1  Organization................................................................4
         SECTION 2.2  Capitalization..............................................................4
         SECTION 2.3  Consents; Approvals.........................................................4
         SECTION 2.4  Corporate Authorization.....................................................4
         SECTION 2.5  Subsidiaries................................................................4
         SECTION 2.6  Financial Statements........................................................4
         SECTION 2.7  Liabilities.................................................................5
         SECTION 2.8  Title to Assets.............................................................5
         SECTION 2.9  Contracts...................................................................5
         SECTION 2.10  Accounts Receivable and Inventory..........................................5
         SECTION 2.11  Conditions of Buildings and Equipment......................................5
         SECTION 2.12  Taxes .....................................................................5
         SECTION 2.13  Litigation.................................................................6
         SECTION 2.14  Business Changes...........................................................6
         SECTION 2.15  Directors and Officers; Banks..............................................6
         SECTION 2.16  Transactions with Directors, Officers, Employees and Affiliates............7
         SECTION 2.17  Compliance with Applicable Laws; Environmental Matters.....................7
         SECTION 2.18  Full Disclosure............................................................7


                                        i

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................7

         SECTION 3.1  Organization................................................................8
         SECTION 3.2  Capitalization..............................................................8
         SECTION 3.3  Consents; Approvals.........................................................8
         SECTION 3.4  Corporate Authorization.....................................................8
         SECTION 3.5  Subsidiaries................................................................8
         SECTION 3.6  Financial Statements........................................................8
         SECTION 3.7  Liabilities.................................................................9
         SECTION 3.8  Title to Assets.............................................................9
         SECTION 3.9  Contracts...................................................................9
         SECTION 3.10  Conditions of Buildings and Equipment......................................9
         SECTION 3.11  Taxes .....................................................................9
         SECTION 3.12  Litigation................................................................10
         SECTION 3.13  Directors and Officers; Banks.............................................10
         SECTION 3.14  Business Changes..........................................................10
         SECTION 3.15  Transactions with Directors, Officers, Employees and Affiliates...........10
         SECTION 3.16  Compliance with Applicable Laws; Environmental Matters....................11
         SECTION 3.17  Full Disclosure...........................................................11

ARTICLE IV - COVENANTS OF THE COMPANY............................................................11

         SECTION 4.1  Regular Course of Business.................................................11
         SECTION 4.2  Restricted Activities and Transactions.....................................12
         SECTION 4.3  No Default or Violation....................................................13
         SECTION 4.4  Reports; Taxes.............................................................13
         SECTION 4.5  Advice of Changes..........................................................14
         SECTION 4.6  Consents, Approvals and Filings............................................14
         SECTION 4.7  Access to Records and Properties...........................................14
         SECTION 4.8  Best Efforts...............................................................14
         SECTION 4.9  Maintenance of Assets......................................................14
         SECTION 4.10  Shareholder Meeting.......................................................14
         SECTION 4.11  Merger ...................................................................15

ARTICLE V - COVENANTS OF PURCHASER...............................................................15

         SECTION 5.1  Best Efforts...............................................................15
         SECTION 5.2  Consents, Approvals and Filings............................................15
         SECTION 5.3  Advice of Changes..........................................................15
         SECTION 5.4  No Default or Violation....................................................15
         SECTION 5.5  Reports; Taxes.............................................................15
         SECTION 5.6  Access to Records and Properties...........................................16
         SECTION 5.7  Maintenance of Assets......................................................16
         SECTION 5.8  Merger ....................................................................16
         SECTION 5.9  Amendment of Lease.........................................................16
         SECTION 5.10  Maintain Trading Status...................................................16


                                       ii

ARTICLE VI - PURCHASER SHARES AND REGISTRATIONS..................................................17

         SECTION 6.1  Shares Not Registered; Investment Intent...................................17
         SECTION 6.2  Registration Rights........................................................17

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF PURCHASER AND NEWCO...................................20

         SECTION 7.1  Representations and Warranties True........................................21
         SECTION 7.2  Performance of Covenants...................................................21
         SECTION 7.3  No Governmental or Other Proceeding or Litigation..........................21
         SECTION 7.4  Approvals and Consents.....................................................21
         SECTION 7.5  Opinion of Counsel.........................................................21
         SECTION 7.6  Certificates...............................................................21
         SECTION 7.7  Employment Agreement.......................................................22
         SECTION 7.8  Closing Documentation......................................................22

ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF THE COMPANY..........................................22

         SECTION 8.1  Representations and Warranties True........................................22
         SECTION 8.2  Performance of Covenants...................................................22
         SECTION 8.3  No Governmental or Other Proceedings or Litigation.........................22
         SECTION 8.4  Approvals and Consents.....................................................23
         SECTION 8.5  Opinion of Counsel.........................................................23
         SECTION 8.6  Delivery of Payment........................................................23
         SECTION 8.7  Certificates...............................................................23
         SECTION 8.8  Employment Agreement.......................................................23
         SECTION 8.9  Closing Documentation......................................................23

ARTICLE IX - CLOSING; CLOSING DATE...............................................................23


ARTICLE X - TERMINATION .........................................................................24

         SECTION 10.1  Termination and Abandonment...............................................24
         SECTION 10.2  Termination Procedures....................................................24
         SECTION 10.3  Liability Upon Termination................................................24

ARTICLE XI - INDEMNIFICATION.....................................................................25

         SECTION 11.1  Indemnification by the Company and Seller.................................25
         SECTION 11.2  Limitations...............................................................26

ARTICLE XII - MISCELLANEOUS PROVISIONS...........................................................26

         SECTION 12.1  Amendment and Modification................................................26
         SECTION 12.2  Waiver of Compliance......................................................26
         SECTION 12.3  Survival of Representations and Warranties................................27
         SECTION 12.4  No Third Party Rights.....................................................27
         SECTION 12.5  Confidentiality...........................................................27


                                       iii

         SECTION 12.6  Notices ..................................................................27
         SECTION 12.7  Assignment................................................................28
         SECTION 12.8  Governing Laws............................................................28
         SECTION 12.9  Counterparts..............................................................28
         SECTION 12.10  Headings and References..................................................28
         SECTION 12.11  Entire Agreement.........................................................28
         SECTION 12.12  Expenses.................................................................29
         SECTION 12.13  Publicity................................................................29
         SECTION 12.14  Effective Date of Agreement..............................................29

APPENDIX 1.3.2A - Note A
APPENDIX 1.3.2B - Note B
APPENDIX 1.3.2C - Guarantors
APPENDIX 1.3.2D - Guaranty
APPENDIX 2 - Company's Disclosure Schedule
APPENDIX 2.9 -- Contracts
APPENDIX 3 - Purchaser's Disclosure Schedule
APPENDIX 3.9 -- Contracts
APPENDIX 7.5 -- Opinion of Company's Counsel
APPENDIX 7.7 -- Employment Agreement
APPENDIX 8.5 -- Opinion of Purchaser's Counsel
APPENDIX 8.8 -- Employment Agreement


                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT, (hereinafter, together with the Exhibits annexed hereto the "Agreement") made and entered into as of the 29th day of December, 1999, by and among VICOM, INCORPORATED, a Minnesota corporation ("Purchaser"), CORPORATE TECHNOLOGIES USA, INC, a Minnesota corporation and a wholly-owned subsidiary of Purchaser ("Newco"), and EKMAN, INC., a North Dakota corporation, (the "Company"), and DAVID EKMAN, sole shareholder of the Company ("Seller").

                                    RECITALS

         The Seller, the Boards of Directors of Purchaser and Newco and the Board of Directors of the Company, deeming it advisable for the mutual benefit of Purchaser, Newco and the Company and their respective shareholders that Purchaser acquire the Company by the merger of the Company and Newco under the terms and conditions hereinafter set forth (the "Merger"), have approved this Agreement and Plan of Merger (the "Agreement").

         NOW, THEREFORE, in consideration of mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree that the Company and Newco shall be merged and that the terms and conditions of the Merger and the mode of carrying the same into effect shall be as follows:


                                    ARTICLE I

                                 PLAN OF MERGER

         SECTION 1.1 ACTIONS TO BE TAKEN. Upon performance of all of the covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all of the conditions to the obligations of the parties contained herein, at the Effective Time of the Merger (as hereinafter defined) and pursuant to the Business Corporation Act of the State of Minnesota (the "MBCA") and the North Dakota Business Corporation Act (the "NDBCA"), the following shall occur:

         1.1.1 The Company shall be merged with and into Newco, which shall be the surviving corporation (the "Surviving Corporation"). The separate existence and corporate organization of the Company shall cease at the Effective Time of the Merger, and thereupon the Company and Newco shall be a single corporation, the name of which shall be Corporate Technologies, Inc. Newco, as the Surviving Corporation, shall succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of the Company in accordance with the MBCA and NDBCA.

         1.1.2 The Articles of Incorporation of Newco shall be and remain the articles of incorporation of the Surviving Corporation until amended as provided by law.

         1.1.3 The By-Laws of Newco shall be and remain the by-laws of the Surviving Corporation until amended as provided by law.

         1.1.4 Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, Steven Bell shall be the director of the Surviving Corporation.

         1.1.5 Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, the following persons shall be the officers of the Surviving Corporation:

                 Name                                   Office
                 ----                                   ------
              David Ekman                              Chairman
              David Ekman                              President
              David Ekman                              Treasurer
              David Ekman                              Secretary

         1.1.6 As soon as practicable after the terms and conditions of this Agreement have been satisfied, and upon consummation of the closing referred to in Article IX hereof (the "Closing"), articles of merger consistent with this Agreement in the form prescribed by, and properly executed in accordance with, the MBCA and the NDBCA, in form and substance satisfactory to the parties hereto and providing for immediate effectiveness of the Merger (the "Articles of Merger"), shall be filed with the Secretary of State of the State of Minnesota and the Secretary of State of the State of North Dakota. The Merger shall become effective on the date on which the Articles of Merger are properly filed with such Secretaries of State pursuant to the MBCA and the NDBCA. As used in this Agreement, the "Effective Time of the Merger" shall mean the date of filing with the Minnesota Secretary of State.

         SECTION 1.2 COMMON STOCK OF SURVIVING CORPORATION. Following the Effective Time of the Merger, each of the issued and outstanding shares of common stock of Newco shall, by virtue of the Merger and without any action on the part of Purchaser continue to be outstanding shares of common stock of the Surviving Corporation. Each share shall be fully paid and non-assessable.

         SECTION 1.3 CANCELLATION OR CONVERSION OF COMPANY COMMON STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any shareholder:

         1.3.1 TREASURY SHARES. Any share of the Company's common stock, no par value ("Company Common Stock"), held in the treasury of the Company, shall be canceled and retired. No cash, securities or other consideration shall be paid or delivered in exchange for such Company Common Stock under this Agreement.

         1.3.2 CONVERSION. At the Effective Time of the Merger, the 22,500 shares of Company Common Stock which is issued and outstanding shall be converted into (i) 1,250,000 shares of the common stock of Purchaser, no par value ("Purchaser Common Stock"), and (ii) an amount of cash equal to $2,250,000. The cash amount, $2,250,000, will be paid in the form of immediately available funds in the amount of $500,000 at the Closing and/or notes in the aggregate amount of $1,750,000 in the forms attached hereto as APPENDIX 1.3.2A and APPENDIX 1.3.2B ("Note"). The Note shall be guaranteed by the entities and persons listed on APPENDIX 1.3.2C using the form of guaranties attached as APPENDIX 1.3.2D ("Guaranty").

         1.3.3 SURRENDER OF SHARES. At the Closing, Seller shall surrender his shares of Compnay Common Stock and shall receive in exchange therefor (i) the total cash conversion amounts for such shares, and (ii) a certificate or certificates representing the number of whole shares of Purchaser Common Stock into which the shares of Company Common Stock theretofore represented by such surrendered certificate or certificates shall have been converted pursuant to
Section 1.3.2 hereof.

         Whether or not a Company Stock Certificate is surrendered, from and after the Effective Time of the Merger such certificate shall under no circumstances evidence, represent or otherwise constitute any stock or other interest whatsoever in the Company, the Surviving Corporation or any other person, firm or corporation other than Purchaser or its successors.

         1.3.4 PURCHASER CERTIFICATES. At or before the Effective Time of the Merger, Purchaser shall make available to the Transfer Agent certificates for such number of shares of Purchaser Common Stock as shall be required for exchange in accordance with this Agreement.

         SECTION 1.4 ADJUSTMENTS FOR PURCHASER STOCK SPLITS, ETC. In the event that, after the date of this Agreement but before the Effective Time of the Merger, the outstanding shares of the common stock of Purchaser shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities and such increase, decrease, change or exchange shall have been effected through a stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the number of Purchaser Common Shares issued to Seller pursuant to the Merger.

         SECTION 1.5 FURTHER ASSURANCES. From time to time, on and after the Effective Time of the Merger, as and when requested by Purchaser or its successors or assigns, the proper officers and directors of the Company immediately before the Effective Time of the Merger, or other proper officers or directors, shall, at Purchaser's expense, and for and on behalf and in the name of the Company, or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further or other reasonable actions as Purchaser or their respective successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all the properties, rights, privileges, powers, franchises and immunities of the Company and otherwise to reasonably carry out fully the provisions and purposes of this Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except for exceptions set forth in reasonable detail in APPENDIX 2 attached hereto and referring to the warranty or warranties to which the exception relates, the Company represents and warrants to Purchaser and Newco as of the date hereof and, except only as otherwise specifically provided herein, as of the Closing, as if made and agreed on said date:

         SECTION 2.1 ORGANIZATION. The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of North Dakota. Copies of the Company's Certificate of Incorporation, and all amendments thereof to date, certified by the Secretary of the State of North Dakota and the Company's By-Laws as amended to date, certified by the Company's Secretary, have been delivered to Purchaser, and are complete and correct. The Company is duly licensed or qualified and in good standing as a foreign corporation in South Dakota.

         SECTION 2.2 CAPITALIZATION. The aggregate number of shares which the Company is authorized to issue is 50,000 common shares, par value $1.00, of which 22,500 shares are issued and presently outstanding. All such issued shares have been validly issued and are fully paid and non-assessable. At the Closing and at the Effective Time of the Merger, Seller represents and warrants that he has good and marketable title thereto, free and clear of all claims, liens and encumbrances, to the Company Common Stock. All shareholders are listed below:

                  Shareholder                                 Shares
                  -----------                                 ------
                  David Ekman                                 22,500

         SECTION 2.3 CONSENTS; APPROVALS. The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated hereby by the Company requires no consent, approval or action, by or in respect of, notices to, or filing with, any governmental body, agency, official or authority or any third party.

         SECTION 2.4 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within Company's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (whether considered in a proceeding in equity or at law).

         SECTION 2.5  SUBSIDIARIES.  The Company has no subsidiaries.

         SECTION 2.6 FINANCIAL STATEMENTS. The Company has delivered to Purchaser copies of the following financial statements, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated: (i) balance sheet of the Company as of October 31, 1999 (the "Balance Sheet"), and unaudited statement of earnings for the 4-month period then ended, certified by the Company's Treasurer, which presents a true and complete statement, as of its date, of the Company's condition, financial and otherwise; and (ii) balance sheets and statements of earnings for the fiscal years 1998 and 1999 reviewed by Fiebriger, West, Swanson & Co., each of which accurately presents the results of the Company's operations for the period indicated.

         SECTION 2.7 LIABILITIES. Except as and to the extent reflected or reserved against the Balance Sheet, the Company as of October 31, 1999, had no material liabilities of any nature, whether accrued, absolute, contingent, or otherwise, including without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by the Company's income for any period prior to October 31, 1999 or arising out of transactions entered into, or any state of facts existing , prior thereto. Seller represents and warrants that he does not know or have any grounds to know any basis for the assertion against the Company, as of October 31, 1999, of any material liability of any nature in any amount not fully reflected or reserved against the Balance Sheet.

         SECTION 2.8 TITLE TO ASSETS. The Company has good and marketable title in and to all of its owned properties and assets, real or personal, including those reflected in the Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business), subject to no security interests, mortgage, pledge lien, encumbrance or charge, except as shown on the Balance Sheet as securing specific liabilities set forth therein (with respect to which no default exists), and except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the marketability of the properties subject thereto, or materially impair the Company's operations, and have arisen only in the ordinary course of business.

         SECTION 2.9 CONTRACTS. The Company has no contract or commitment extending beyond December 31, 2000, or involving payment by the Company of more than $50,000 except as listed on APPENDIX 2.9.

         SECTION 2.10 ACCOUNTS RECEIVABLE AND INVENTORY. The Company has delivered to Purchaser a true and complete list, certified by the Company's Treasurer, of the Company's accounts receivable at December 21, 1999, as reflected in the Balance Sheet.

         SECTION 2.11 CONDITIONS OF BUILDINGS AND EQUIPMENT. All Company buildings and equipment are in good condition and repair, and in conformity with all applicable ordinances and regulations, and environmental, building, zoning and other laws.

         SECTION 2.12 TAXES. All tax and information returns required to have been filed by the Company have been filed with the appropriate authority; and all federal, state and local taxes (including without limitation income, franchise, property, sales, use, value-added, withholding, excise, capital or other tax liabilities), charges, assessments, penalties and interest of the Company ("Company Tax Liabilities") required to be paid on or before the date hereof have been paid. Such returns were correct as filed. No assessments or additional Company Tax Liabilities have been proposed or threatened against the Company or any of its assets, and the Company has not executed any waiver of the statute of limitations on the assessment or collection of any Company Tax Liabilities.

         The Balance Sheet includes full and adequate provision for (i) all Company Tax Liabilities incurred or accrued as of the date of the Balance Sheet, and (ii) any and all Company Tax Liabilities which may hereafter be assessed or imposed on the Company with respect to time periods ending on or before the date of the Balance Sheet. Since the date of the Balance Sheet, and through the Effective Time of the Merger, the Company has not incurred and will not incur any Company Tax Liabilities other than in the ordinary course of business and not in excess of amounts incurred in the ordinary course in prior periods.

         Copies of the Company's federal income tax returns for fiscal years 1998 and 1999 have been delivered to Purchaser and all taxes related to said returns have been paid.

         SECTION 2.13 LITIGATION. There are no legal, administrative, arbitration or other proceedings or claims pending or, to the best of the Company's knowledge, threatened against the Company, nor is the Company subject to any existing judgments. There is no reasonable basis for any such proceeding or claim against the Company. The Company is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

         SECTION 2.14 BUSINESS CHANGES. Since October 31, 1999, there has not been (i) any change in the Company's financial condition, assets, liabilities, or business, other than changes in the ordinary course of business, none of which has been materially adverse; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Company's properties or business, (iii) any declaration, or setting aside, or payment of any dividend or other distribution in respect of the Company's shares, or any direct or indirect redemption, purchase, or other acquisition of any such shares; (iv) any increase in the compensation payable to or to become payable by the Company to any of its officers, employees, or agents, or any bonus payment or arrangement made to or with any of them; (v) any labor trouble, or any event or condition of any character, materially and adversely affecting the Company's business.

         SECTION 2.15 DIRECTORS AND OFFICERS; BANKS. The Company has delivered to the Purchaser a true and complete list, as of the date of this agreement, certified by the Company's Treasurer, showing: (i) the names of all the Company's directors and officers; (ii) the names of all persons whose compensation from the Company for 1999 will equal or exceed $50,000, together with a statement of the full amount paid or payable to such person for services rendered in 1999, and the basis therefor; (iii) the name of each bank in which the Company has an account, or safe deposit bank, and the names of all persons authorized to draw thereon, or to have access thereto; and (iv) the name of all persons holding power of attorney from the Company, and a summary of the terms thereof.

         SECTION 2.16 TRANSACTIONS WITH DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES. There have been no transactions since January 1, 1999 between the Company and any director, officer, employee or affiliate (as defined in Rule 405 promulgated by the SEC) of the Company, except on an arm's length basis in accordance with normal business practices. Since January 1, 1999, none of the officers, directors, employees or affiliates of the Company, or any member of the immediate family of any such persons, has been a director of officer of, or has had a material interest in, any firm, corporation, association or business enterprise which during such period has been a material supplier, customer or sales agent of the Company or has competed to a material extent with the Company.

         SECTION 2.17 COMPLIANCE WITH APPLICABLE LAWS; ENVIRONMENTAL MATTERS. The Company, its operations, assets and all real property ("Company Real Property") now or previously operated, used or leased by, to or for the Company, including, without limitation, all real property subject to lease, are in compliance with all federal, state, county, and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law applicable to the conduct and business of the Company and to the assets owned, used or occupied by it (collectively referred to hereinafter as the "Company General Laws"), including without limitation all applicable federal, state, county and municipal laws, ordinances, regulations, policies, rules, reporting requirements, judgments, orders, decrees and requirements of common law concerning or relating to the protection of health, safety and the environment (collectively referred to hereinafter as the "Company Environmental Laws"). The Company has not received any notice of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement action or proceeding, or any other notice or communication from any administrative or governmental agency or entity, indicating that either the Company, its assets or the Company Real Property was not or currently is not in compliance with all Company Environmental Laws and Company General Laws. No condition, state of facts, or other matter presently exists which would subject the Company to any liability or obligation, loss (including loss of value of Company property or assets) under any Company Environmental Laws or Company General Laws.

         SECTION 2.18 FULL DISCLOSURE. No representation or warranty made by the Company under or in connection with this Agreement, no certification furnished or to be furnished to Purchaser pursuant to this Agreement, and no agreements, instruments or documents delivered by the Company to Purchaser or its counsel hereunder, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Except for exceptions set forth in reasonable detail in APPENDIX 3 attached hereto and referring to the warranty or warranties to which the exception relates, Purchaser represents and warrants to the Company as of the date hereof and, except only as otherwise specifically provided herein, as of the Closing, as if made and agreed on said date:

         SECTION 3.1 ORGANIZATION. Purchaser is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Minnesota. Copies of Purchaser's Certificate of Incorporation, and all amendments thereof to date, certified by the Secretary of the State of Minnesota and Purchaser's By-Laws as amended to date, certified by Purchaser's Secretary, have been delivered to the Company, and are complete and correct. Purchaser is duly licensed or qualified and in good standing as a foreign corporation in North Dakota.

         SECTION 3.2 CAPITALIZATION. The aggregate number of shares which Purchaser is authorized to issue is 50,000,000 shares of common stock and 335,000 shares of preferred stock, no par value, of which 3,506,236 shares of common stock are issued and outstanding and not more than 60,000 shares of preferred stock are issued and outstanding. All such issued shares have been validly issued, are fully paid and non-assessable, are free from preemptive rights and were issued in compliance with all state and federal securities laws.

         SECTION 3.3 CONSENTS; APPROVALS. The execution, delivery and performance by Purchaser of the Agreement and the consummation of the transactions contemplated hereby by the Purchaser require no consent, approval or action, by or in respect of, notices to, or filing with, any governmental body, agency, official or authority or any third party.

         SECTION 3.4 CORPORATE AUTHORIZATION. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby are within Purchaser's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (whether considered in a proceeding in equity or at law).

         SECTION 3.5 SUBSIDIARIES. Purchaser has only one subsidiary, Vicom Midwest Telecommunications Systems, Inc., a Nebraska corporation, which the Nebraska Secretary of State considers inactive.

         SECTION 3.6 FINANCIAL STATEMENTS. Purchaser has delivered to the Company copies of the following financial statements, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated: (i) balance sheets of the Company as of June 30, 1999 (the "Latest Balance Sheet"), and the unaudited statements of earnings of Purchaser for the sixth month period ending on such date (such statements and the Latest Balance Sheet referred to as the "Latest Financial Statements") and (ii) its Annual Report to Shareholders containing financial statements for the year ended December 31, 1998 (the "Annual Report"), including the audited balance sheets as of December 31, 1998 and December 31, 1997, and the audited statements of earnings, shareholder's equity cash flows of Purchaser for each of the years ended December 31, 1998,

December 31, 1997, and December 31, 1996 (collectively the "Annual Financial Statements"). The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of Purchaser and fairly present the financial condition of Purchaser as of the dates thereof and results of operations for the periods referred therein. The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated.

         SECTION 3.7 LIABILITIES. Except as and to the extent reflected or reserved against the Latest Balance Sheet, Purchaser has no liabilities of any nature, whether known or unknown, and regardless of when asserted, whether accrued, absolute, contingent, or otherwise, including without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by the Company's income, or arising out of transactions entered into, or any state of facts existing prior thereto, except liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

         SECTION 3.8 TITLE TO ASSETS. Purchaser has good and marketable title in and to all of its owned properties and assets, real or personal, including those reflected in the Latest Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business), subject to no security interests, mortgage, pledge lien, encumbrance or charge, except as shown on the Latest Balance Sheet as securing specific liabilities set forth therein (with respect to which no default exists), and except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the marketability of the properties subject thereto, or materially impair Purchaser's operations, and have arisen only in the ordinary course of business.

         SECTION 3.9 CONTRACTS. Purchaser has no contract or commitment extending beyond December 31, 2000, or involving payment by Purchaser of more than $50,000 except as listed on APPENDIX 3.9.

         SECTION 3.10 CONDITIONS OF BUILDINGS AND EQUIPMENT. All Purchaser buildings and equipment are in good condition and repair, and in conformity with all applicable ordinances and regulations, and environmental, building, zoning and other laws.

         SECTION 3.11 TAXES. All tax and information returns required to have been filed by Purchaser have been filed with the appropriate authority; and all federal, state and local taxes (including without limitation income, franchise, property, sales, use, value-added, withholding, excise, capital or other tax liabilities), charges, assessments, penalties and interest of Purchaser ("Purchaser Tax Liabilities") required to be paid on or before the date hereof have been paid. Such returns were correct as filed. No assessments or additional Purchaser Tax Liabilities have been proposed or threatened against Purchaser or any of its assets, and Purchaser has not executed any waiver of the statute of limitations on the assessment or collection of any Purchaser Tax Liabilities.

         The Latest Balance Sheet includes full and adequate provision for (i) all Purchaser Tax Liabilities incurred or accrued as of the date of the Latest Balance Sheet, and (ii) any and all Purchaser Tax Liabilities which may hereafter be assessed or imposed on Purchaser with respect to time periods ending on or before the date of the Latest Balance Sheet. Since the Latest Balance Sheet, and through the Effective Time of the Merger, Purchaser has not incurred and will not incur any Purchaser Tax Liabilities other than in the ordinary course of business and not in excess of amounts incurred in the ordinary course in prior periods.

         Copies of Purchaser's federal income tax returns for fiscal years 1998 and 1999 have been delivered to the Company and all taxes related to said returns have been paid.

         SECTION 3.12 LITIGATION. There are no legal, administrative, arbitration or other proceedings or claims pending or, to the best of Purchaser's knowledge, threatened against Purchaser, nor is Purchaser subject to any existing judgments. There is no reasonable basis for any such proceeding or claim against Purchaser. Purchaser is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

         SECTION 3.13 DIRECTORS AND OFFICERS; BANKS. Purchaser has delivered to the Company a true and complete list, as of the date of this agreement, certified by Purchaser's Treasurer, showing: (i) the names of all Purchaser's directors and officers; (ii) the names of all persons whose compensation from Purchaser for 1999 will equal or exceed $100,000, together with a statement of the full amount paid or payable to such person for services rendered in 1999, and the basis therefor; (iii) the name of each bank in which Purchaser has an account, or safe deposit bank, and the names of all persons authorized to draw thereon, or to have access thereto; and (iv) the name of all persons holding power of attorney from Purchaser, and a summary of the terms thereof.

         SECTION 3.14 BUSINESS CHANGES. Since the Latest Balance Sheet, there has not been (i) any change in Purchaser's financial condition, assets, liabilities, or business, other than changes in the ordinary course of business, none of which has been materially adverse; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting Purchaser's properties or business, (iii) any declaration, or setting aside, or payment of any dividend or other distribution in respect of Purchaser's shares, or any direct or indirect redemption, purchase, or other acquisition of any such shares; (iv) any increase in the compensation payable to or to become payable by Purchaser to any of its officers, employees, or agents, or any bonus payment or arrangement made to or with any of them; (v) any labor trouble, or any event or condition of any character, materially and adversely affecting Purchaser's business.

         SECTION 3.15 TRANSACTIONS WITH DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES. There have been no transactions since January 1, 1999 between Purchaser and any director, officer, employee or affiliate (as defined in Rule 405 promulgated by the SEC) of Purchaser, except on an arm's length basis in accordance with normal business practices. Since January 1,

1999, none of the officers, directors, employees or affiliates of Purchaser, or any member of the immediate family of any such persons, has been a director of officer of, or has had a material interest in, any firm, corporation, association or business enterprise which during such period has been a material supplier, customer or sales agent of Purchaser or has competed to a material extent with Purchaser.

         SECTION 3.16 COMPLIANCE WITH APPLICABLE LAWS; ENVIRONMENTAL MATTERS. Purchaser, its operations, assets and all real property ("Purchaser Real Property") now or previously operated, used or leased by, to or for Purchaser, including, without limitation, all real property subject to lease, are in compliance with all federal, state, county, and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law applicable to the conduct and business of Purchaser and to the assets owned, used or occupied by it (collectively referred to hereinafter as the "Purchaser General Laws"), including without limitation all applicable federal, state, county and municipal laws, ordinances, regulations, policies, rules, reporting requirements, judgments, orders, decrees and requirements of common law concerning or relating to the protection of health, safety and the environment (collectively referred to hereinafter as the "Purchaser Environmental Laws"). Purchaser has not received any notice of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement action or proceeding, or any other notice or communication from any administrative or governmental agency or entity, indicating that either Purchaser, its assets or Purchaser Real Property was not or currently is not in compliance with all Purchaser Environmental Laws and Purchaser General Laws. No condition, state of facts, or other matter presently exists which would subject Purchaser to any liability or obligation, loss (including loss of value of Purchaser property or assets) under any Purchaser Environmental Laws or Purchaser General Laws.

         SECTION 3.17 FULL DISCLOSURE. No representation or warranty made by Purchaser under or in connection with this Agreement, no certification furnished or to be furnished to the Company pursuant to this Agreement, and no agreements, instruments or documents delivered by Purchaser to the Company or its counsel hereunder, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

         SECTION 4.1 REGULAR COURSE OF BUSINESS. Except as otherwise consented to in writing by Purchaser during the period commencing on the date hereof and ending at the Effective Time of the Merger or as contemplated by this Agreement, the Company will carry on its business diligently and in the ordinary course and use its best efforts to preserve its present business organization intact, keep available the services of its present employees and executive officers and preserve its present relationships with persons having business dealings with it.

         SECTION 4.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as otherwise consented to in writing by Purchaser, from the date hereof and through the Effective Time of the Merger the Company will not:

         4.2.1 amend its articles of incorporation or by-laws;

         4.2.2 issue, sell or deliver, or agree to issue, sell or deliver, or grant, or declare any stock dividend or stock split with respect to, any shares of any class of capital stock of the Company or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or convertible securities;

         4.2.3 mortgage, pledge or grant a lien upon any of its assets, tangible or intangible;

         4.2.4 except in the ordinary course of business (and consistent with past practice), (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any material debts or claims, (iii) lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its material assets, property or rights, or (iv) make or permit any substantive amendment or termination of any material contract, agreement, license or other right of which it is a party;

         4.2.5 materially amend or terminate any existing employee benefit plan or adopt any new employee benefit plan;

         4.2.6 acquire control or ownership of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of the foregoing, or enter into any agreement providing for any of the foregoing;

         4.2.7 directly or indirectly solicit, encourage or authorize any individual, corporation or entity (including without limitation its directors, officers, employees, attorneys, accountants and investment bankers) to directly or indirectly solicit or encourage any inquiry, proposal, offer or possible offer from a third party relating to or enter into any agreement for (i) the purchase of shares of any class of capital stock of the Company or any securities convertible into any such shares or convertible into securities in turn so convertible, or the acquisition of any option, warrant or other right to purchase or otherwise acquire any such shares or convertible securities, (ii) a tender or exchange offer for any shares of Company Common Stock, (iii) a purchase, lease or other acquisition of all or a substantial portion of the assets of the Company, any product line or line of business of the Company or any other material asset of the Company, or (iv) a merger, consolidation or other combination involving the Company; or provide any individual, corporation or other entity with information or assistance or negotiate with any individual, corporation or entity in furtherance of any such inquiry, proposal, offer or possible offer. The Company will instruct its agents (including without limitation its directors, officers, attorneys, accountants and investment bankers) not to take any action which the Company is prohibited from taking pursuant to this Section 4.2.7 hereof.

         4.2.8 except in the ordinary course of business, enter into or agree to enter into any transaction, or incur or discharge any obligation or liability, material to the business of the Company;

         4.2.9 declare or pay any dividend on its capital stock in cash, stock or property, or redeem, purchase or otherwise acquire any shares of Company Common Stock or any options or warrants to purchase Company Common Stock;

         4.2.10 except in the ordinary course of business, enter into any material licensing arrangement or other contract;

         4.2.11 settle any pending litigation in a manner that is materially adverse to the Company or commence any material litigation;

         4.2.12 except in the ordinary course of business, increase the compensation payable to any of its employees, or accrue or pay any bonuses or other payments other than regular compensation to any employee or consultant; or

         4.2.13 take any action which will prevent any of its warranties and representations herein from being true in all material respects as of the Effective Time of the Merger.

         SECTION 4.3 NO DEFAULT OR VIOLATION. Except as otherwise consented to in writing by Purchaser, prior to the Effective Time of the Merger the Company will use its best efforts not to (i) violate, or commit a breach of or a default under, any material contract, obligation or commitment to which it is a party or to which any of its assets may be subject or (ii) violate any applicable federal or state statutes, regulations or any injunctions, orders or judgments binding upon the Company.

         SECTION 4.4 REPORTS; TAXES. Except as otherwise consented to in writing by Purchaser, prior to the Effective Time of the Merger:

         4.4.1 the Company will duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with federal, state and local authorities; and

         4.4.2 unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefor, the Company will (i) promptly pay all Tax Liabilities indicated by such returns or otherwise lawfully levied or assessed upon it or any of its properties and (ii) withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments required by law to be so withheld or collected.

         SECTION 4.5 ADVICE OF CHANGES. The Company will promptly advise Purchaser orally and in writing of (i) any event occurring subsequent to the date of this Agreement and prior to the Effective Time of the Merger which would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or incomplete in any material respect and (ii) any material adverse change in the working capital, financial conditions, assets, liabilities whether absolute, accrued contingent or otherwise), operating profits, business or prospects of the Company.

         SECTION 4.6 CONSENTS, APPROVALS AND FILINGS. The Company will use its best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances and orders of governmental and regulatory authorities required in order for the Company to perform its obligations hereunder.

         SECTION 4.7 ACCESS TO RECORDS AND PROPERTIES. Purchaser may, prior to the Effective Time of the Merger, though its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of the Company and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of the Company. The Company agrees to assist Purchaser in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, Purchaser and its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of the Company, including its books, records (including tax returns filed for in preparation), projections, personnel and premises, the audit work papers and other records of its independent public accountants and any documents (including any documents filed on a confidential basis) included in any report filed with any governmental agency. Neither any investigation by Purchaser nor the receipt by Purchaser of any data or information from the Company nor any knowledge acquired by Purchaser shall affect the right of Purchaser to terminate this Agreement as provided in Article X hereof or qualify, limit or otherwise restrict any representation or warranty made by the Company hereunder.

         SECTION 4.8 BEST EFFORTS. The Company shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the closing to be fulfilled and satisfied by it, (b) to cause to be performed all of the matters required of it at or prior to the Closing and (c) to achieve full compliance with all applicable General Laws. The Company shall use its best efforts to make all of its warranties and representations contained in this Agreement (except those representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing) true and correct on all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.

         SECTION 4.9 MAINTENANCE OF ASSETS. The Company shall keep the property and assets used in its businesses in good order, repair and operating condition.

         SECTION 4.10 SHAREHOLDER MEETING. The Company shall call a special meeting of its shareholders to be held as soon as practicable for the purpose of voting upon the transactions contemplated by this Agreement, or shall have its shareholders act by unanimous written consent. In connection with any such meeting or action, the members of the Board of Directors shall, subject to the exercise of their fiduciary duties, recommend approval of such transactions, use their best efforts to obtain such shareholder approval and vote their shares of Company Common Stock in favor of the Merger.

         SECTION 4.11 MERGER. The Company shall take all reasonable steps necessary for the Merger to qualify as a reorganization within the meaning of
Section 368 of the Code, and shall omit from taking any action which will preclude such accounting and/or tax treatment.


                                    ARTICLE V

                             COVENANTS OF PURCHASER

         SECTION 5.1 BEST EFFORTS. Subject to the fiduciary duties of its Board of Directors, Purchaser shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the Closing to be fulfilled and satisfied by it, and (b) to cause to be performed all of the matters required of it at or prior to the Closing. Purchaser shall use its best efforts to make all of its warranties and representations contained in this Agreement (except those representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing) true and correct in all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.

         SECTION 5.2 CONSENTS, APPROVALS AND FILINGS. Purchaser will use its best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities required in order for Purchaser to perform its obligations hereunder.

         SECTION 5.3 ADVICE OF CHANGES. Purchaser will promptly advise the Company orally and in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Purchaser contained in this Agreement, if made on or as of the date of such Agreement or the Closing Date, untrue, inaccurate or incomplete in any material respect and
(ii) any material adverse change in the working capital, financial condition, assets, liabilities (whether absolute, accrued, contingent or otherwise), operating profits, business or prospects of Purchaser.

         SECTION 5.4 NO DEFAULT OR VIOLATION. Except as otherwise consented to in writing by Purchaser, prior to the Effective Time of the Merger Purchaser will use its best efforts not to (i) violate, or commit a breach of or a default under, any material contract, obligation or commitment to which it is a party or to which any of its assets may be subject or (ii) violate any applicable federal or state statutes, regulations or any injunctions, orders or judgments binding upon Purchaser.

         SECTION 5.5 REPORTS; TAXES. Except as otherwise consented to in writing by the Company, prior to the Effective Time of the Merger:

         5.5.1 Purchaser will duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with federal, state and local authorities; and

         5.5.2 unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefor, Purchaser will (i) promptly pay all Tax Liabilities indicated by such returns or otherwise lawfully levied or assessed upon it or any of its properties and (ii) withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments required by law to be so withheld or collected.

         SECTION 5.6 ACCESS TO RECORDS AND PROPERTIES. The Company may, prior to the Effective Time of the Merger, though its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of Purchaser and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of Purchaser. Purchaser agrees to assist the Company in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, the Company and its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of Purchaser, including its books, records (including tax returns filed for in preparation), projections, personnel and premises, the audit work papers and other records of its independent public accountants and any documents (including any documents filed on a confidential basis) included in any report filed with any governmental agency. Neither any investigation by the Company nor the receipt by the Company of any data or information from Purchaser nor any knowledge acquired by the Company shall affect the right of the Company to terminate this Agreement as provided in Article X hereof or qualify, limit or otherwise restrict any representation or warranty made by Purchaser hereunder.

         SECTION 5.7 MAINTENANCE OF ASSETS. Purchaser shall keep the property and assets used in its businesses in good order, repair and operating condition.

         SECTION 5.8 MERGER. Purchaser shall take all reasonable steps necessary for the Merger to qualify as a reorganization within the meaning of Section 368 of the Code, and shall omit from taking any action which will preclude such accounting and/or tax treatment.

         SECTION 5.9 AMENDMENT OF LEASE. Purchaser's lease on its principal place of business will be amended to terms satisfactory to Company.

         SECTION 5.10 MAINTAIN TRADING STATUS. Purchaser shall take all action necessary to maintain its current or higher trading status.

                                   ARTICLE VI

                       PURCHASER SHARES AND REGISTRATIONS

         SECTION 6.1 SHARES NOT REGISTERED; INVESTMENT INTENT. The Purchaser Common Shares to be issued in the Merger, have not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws.

         Such Purchaser Common Shares have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act. Purchaser's reliance upon these exemptions is predicated in part upon the understanding that each recipient of Purchaser Common Shares, whether through the exchange of stock in the Merger (hereinafter a "Recipient") understands and acknowledges that Purchaser Common Shares will be acquired for each Recipient's own account, and not with a view to, or for resale in connection with any distribution or public offering thereof. The Purchaser Common Shares may not be transferred or resold without (i) registration under the Securities Act or any applicable state securities laws, or (ii) an exemption from the registration requirements of the Securities Act and applicable state securities laws. Although Rule 144 promulgated under the Securities Act by the Securities & Exchange Commission (the "Commission") may permit sales at a future date provided said Rule remains in effect, in any event each Recipient may not sell any securities pursuant to Rule 144 prior to the expiration of a one-year period after such Recipient has acquired such securities. Any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

         Purchaser has not agreed to, and has no obligation to, file a registration statement to permit sale of the Purchaser Common Shares received under or in connection with this Agreement.

         At its election, Purchaser may require that each Recipient of Purchaser Common Shares which have not been registered execute and deliver to Purchaser an investment letter confirming that such Purchaser Common Shares are being acquired for the Recipient's own account and not with a view to, or for resale in connection with, any distribution or public offering thereof, and confirming that the Purchaser Common Shares cannot be transferred or resold without (i) registration under the Securities Act or any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

         SECTION 6.2 REGISTRATION RIGHTS. Americable Inc., Purchaser's largest shareholder, has registration rights for its Purchaser shares pursuant to an agreement dated 12-31-98 between Americable and Purchaser. In the event Americable elects to exercise its registration rights, or in the event of a secondary stock offering,

         (a) Purchaser shall at its own expense file a registration statement under the Securities Act of 1933 (the "Act") covering resale or distribution of the Purchaser Common Shares by Seller. Purchaser will use its best efforts to cause such registration statement which shall be on Form S-1 or another appropriate form, or other statement to become effective as soon as practicable. For purposes of this Section, Purchaser Common Shares and similar references shall refer to the Purchaser Common Shares and any additional securities issue with respect to the Purchaser Common Shares upon any stock split, stock dividend, re-capitalization or similar event.

         (b)      In connection with Purchaser's obligations, Purchaser will:

                  (i) use its best efforts to cause the registration statement or other statement to remain effective for such period as may reasonably necessary to effect for such period the sale or distribution of such shares, not to exceed two years;

                  (ii) in the case of a registration statement, prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed two years;

                  (iii) in the case of a registration statement, furnish to Seller and to the underwriters of the securities being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Seller and underwriters may reasonably request in order to facilitate the public offering of such securities:

                  (iv) use its best efforts to register or qualify the securities covered by such registration statement or to be distributed under such state securities or blue sky laws of such jurisdictions as Seller or the underwriters may reasonably request within 20 days following the original filing of such registration statement or other statement, except that Purchaser shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not qualified; and

                  (v) prepare and promptly file with the Commission and promptly notify Seller of the filing of such amendment or supplement to such registration statement or prospectus or other statement as may be necessary to correct any statements of omissions if, at the time when a prospectus or information statement relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made.

         (c) With respect to any registration of shares or other mechanism of distribution pursuant to the Agreement, Purchaser shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Purchaser, fees and disbursements of counsel for the underwriter or underwriters of such securities (if Purchaser and/or selling security holder are required to bear such fees and disbursements), all internal company expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities of blue sky laws of any jurisdiction in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Seller, underwriting discounts and commissions and transfer taxes for Seller and any other expenses incurred by Seller not expressly included above shall be borne by Seller.

         (d) In connection with the registration or distribution of the Purchaser Common Shares:

                  (i) Purchaser will indemnify and hold harmless Seller from and against any and all loss, damage, liability, cost and expense to which Seller may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement or information statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED HOWEVER, that Purchaser will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission or alleged omission so made in conformity with information furnished by Seller.

                  (ii) Seller will indemnify and hold harmless Purchaser from and against any and all loss, damage, liability, cost or expense to which Purchaser may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement or information statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished by Seller.

                  (iii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant of the provisions of said paragraph (a) or (b), promptly notifying the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense or such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party or party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to paragraph (a) or
                           (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time alter the notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.


                                   ARTICLE VII

                CONDITIONS TO OBLIGATIONS OF PURCHASER AND NEWCO

         The obligations of Purchaser and Newco under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by them in the manner contemplated by Section 12.2 hereof, on or before the Closing Date, of the following conditions:

         SECTION 7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in this Agreement shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be in all material respects true and accurate at and as of the Closing Date as if made on the Closing Date.

         SECTION 7.2 PERFORMANCE OF COVENANTS. The Company shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it or them prior to or on the Closing Date.

         SECTION 7.3 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or affect Purchaser's ownership of the Company; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against Purchaser, Newco or the Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby or which seeks to limit or otherwise effect Purchaser's ownership of the Company or the Surviving Corporation; and no written advice shall have been received by Purchaser, Newco, the Company or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect Purchaser's ownership of the Company or the Surviving Corporation.

         SECTION 7.4 APPROVALS AND CONSENTS. The approval of the shareholders of the Company and all approvals of applications to public authorities, Federal, state, or local, if any, and all consents or approvals of any non-governmental persons, the granting of which is necessary for the consummation of the Merger or for preventing the termination or material breach of any real property lease, or other right, privilege, license or agreement of Purchaser or the Company which is material to the business of Purchaser or the Company, or for preventing any material loss or disadvantage to Purchaser or the Company, by reason of the Merger, shall have been obtained; and no such consents or approvals shall have imposed a condition to such consent or approval which in the opinion of Purchaser is unduly burdensome to the consolidated financial condition or operations of Purchaser or to the Company's business.

         SECTION 7.5 OPINION OF COUNSEL. Purchaser and Newco shall have received an opinion of counsel to the Company, dated the Closing Date and addressed to Purchaser and Newco, substantially in the form and substance of APPENDIX 7.5 annexed hereto.

         SECTION 7.6 CERTIFICATES. The Company shall have furnished Purchaser with a certificate of the Company, in form and substance satisfactory to Purchaser, signed by the Company's President, to the effect that the Company's representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at such time (except as contemplated in Section 7.1 hereof) and that the Company has performed and complied in all material respects with all terms, covenants and provisions of this Agreement required to be performed or complied with by it prior to or on the Closing Date.

         SECTION 7.7 EMPLOYMENT AGREEMENT. David Ekman shall have entered into an Employment Agreement substantially in the form of APPENDIX 7.7 attached hereto.

         SECTION 7.8 CLOSING DOCUMENTATION. Purchaser shall have received such additional documentation at the Closing as Purchaser and its counsel may reasonably require to evidence compliance by the Company with all of its obligations hereunder.


                                  ARTICLE VIII

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by it in the manner contemplated by Section 12.2 hereof, on or before the Closing Date of the following conditions:

         SECTION 8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchaser contained in this Agreement shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be in all material respects true and accurate at and as of the Closing Date as if made on the Closing Date.

         SECTION 8.2 PERFORMANCE OF COVENANTS. Purchaser and Newco shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         SECTION 8.3 NO GOVERNMENTAL OR OTHER PROCEEDINGS OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or affect Purchaser's ownership of the Company; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against Purchaser, Newco or the Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby or which seeks to limit or otherwise effect Purchaser's ownership of the Company' and no written advice shall have been received by Purchaser, Newco, the Company or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect Purchaser's ownership of the Company.

         SECTION 8.4 APPROVALS AND CONSENTS. Newco's shareholder shall have approved the Merger by the requisite vote under the MBCA and the Company's articles of incorporation, and all approvals of applications to public authorities, Federal, state or local, the granting of which is necessary for the consummation of the Merger, shall have been obtained.

         SECTION 8.5 OPINION OF COUNSEL. The Company shall have received an opinion of counsel to Purchaser, dated the Closing Date and addressed to the Company, substantially in the form and substance of APPENDIX 8.5 annexed hereto.

         SECTION 8.6 DELIVERY OF PAYMENT. Purchaser shall deliver at Closing the Purchaser Common Shares, cash payment, Note and Guaranty as described in Section
1.3 of this Agreement.

         SECTION 8.7 CERTIFICATES. Purchaser and Newco shall have furnished the Company with certificates of Purchaser and Newco, respectively, in form and substance satisfactory to the Company, signed by their respective presidents or executive vice presidents, to the effect that the respective representations and warranties of such corporations contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at such time (except as contemplated in Section 8.1 hereof) and that such corporations have respectively performed and complied in all material respects with all terms, covenants and provisions of this Agreement required to be performed or complied with by them prior to or on the Closing Date.

         SECTION 8.8 EMPLOYMENT AGREEMENT. Purchaser shall have entered into an Employment Agreement with David Ekman in the form attached hereto as APPENDIX 8.8.

         SECTION 8.9 CLOSING DOCUMENTATION. The Company shall have received such additional documentation at the Closing as the Company and its counsel may reasonably require to evidence compliance by Purchaser and Newco with all of their obligations under this Agreement.


                                   ARTICLE IX

                              CLOSING; CLOSING DATE

         Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to a provision of Article X hereof and subject to compliance with the conditions hereto, a closing (the "Closing") will be held on December 29, 1999, or on such other date which is mutually acceptable to Purchaser and the Company at the offices of the Company's counsel, commencing at 11:00 A.M. At such time and place, the documents referred to in Articles VII and VIII hereof will be exchanged by the parties and, immediately thereafter, the Articles of Merger will be filed by Newco and the Company with the Secretaries of State of the State of Minnesota and the State of North Dakota; provided, however, that if any of the conditions provided for in Articles VII and VIII hereof shall not have been met or waived by the date on which the Closing is otherwise scheduled, then, subject to Section
10.1.4 hereof, the party to this Agreement which is unable to meet such condition or conditions shall be entitled (provided that such party is acting in good faith) to postpone the Closing for a reasonable period of time by notice to the other parties until such condition or conditions shall have been met (which such notifying party will seek to cause to happen at the earliest practicable date) or waived. The date on which the Closing occurs is hereinafter referred to as the Closing Date.


                                    ARTICLE X

                                   TERMINATION

         SECTION 10.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger may be abandoned before the Effective Time of the Merger, notwithstanding any approval and adoption of this Agreement by the shareholders of the Company or Newco:

         10.1.1 by the mutual consent of the Board of Directors of Purchaser, Newco and the Company; or

         10.1.2 by Purchaser or the Company, if the shareholders of the Company fail to approve the Merger at the meeting of such shareholders called to vote upon the Merger; or

         10.1.3 by Purchaser if there has been a material misrepresentation or material breach on the part of the Company in the representations, warranties or covenants of the Company set forth herein, or if there has been any material failure on the part of the Company to comply with its obligations hereunder, or by the Company if there has been a material misrepresentation or material breach on the part of Purchaser or Newco in the representations, warranties or covenants of Purchaser or Newco set forth herein, or if there has been any material failure on the part of Purchaser or Newco to comply with their obligations hereunder; or

         10.1.4 by the Board of Directors of either the Company or Purchaser, at its discretion, if the Merger is not effective by January 31, 2000, except that a party whose breach of this Agreement has caused a delay in the consummation of the Merger shall not be entitled to terminate this Agreement pursuant to this Section 10.1.4.

         SECTION 10.2 TERMINATION PROCEDURES. The power of termination provided for by this Article X may be exercised for Purchaser, Newco or the Company only by its respective Board of Directors and will be effective only after written notice thereof, signed on behalf of the party for which it is given by its Chief Executive Officer in the case of Purchaser, or its President in the case of the Company, or other duly authorized officer, shall have been given to the other. If this Agreement is terminated in accordance with this Article X, then the Merger shall be abandoned without further action by the Company, Purchaser and Newco.

         SECTION 10.3 LIABILITY UPON TERMINATION. In the event of termination and abandonment of the Merger pursuant to this Article X, no party hereto shall have any liability or further obligation to any other party hereto except a party that is in material breach of its representations, warranties or covenants hereunder shall be liable for damages incurred by the other parties hereto to the extent that such damages are proximately caused by such breach.


                                   ARTICLE XI

                                 INDEMNIFICATION

         SECTION 11.1 INDEMNIFICATION BY THE COMPANY AND SELLER. The Seller and, prior to Closing, the Company, each, jointly and severally, hereby agree that, notwithstanding the Closing, the delivery of instruments of conveyance, and regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party hereto may have in respect thereof, they, or after Closing, the Seller, will save, indemnify and hold Purchaser and Newco and, after Closing, the Surviving Corporation, (hereinafter, collectively, "the Indemnitees") harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from and will pay to the Indemnitees the amount of damages suffered thereby together with any amount which they or any of them may pay or become obligated to pay on account of:

                  (a) the breach or inaccuracy of any warranty or representation by the Company and the Seller herein or any misstatement of a fact or facts herein made by the Company or the Principal Shareholder;

                  (b) the failure by the Company or the Seller to state or disclose a material fact herein necessary in order to make the facts herein stated or disclosed not misleading;

                  (c) any failure of the Company or the Seller to perform or observe any term, provision, covenant or condition hereunder on the part of any of them to be performed or observed; or

                  (d) any act performed, transaction entered into or state of facts suffered to exist by the Company or the Seller in violation of the terms of this Agreement.

                  (e) any failure of the Company and the Seller to perform or observe any material term, provision, covenant or condition hereunder on the part of the Company and the Seller to be performed or observed.

         In the event of any claim by Indemnitees under this Section 1.1, Indemnitees shall be entitled to exercise all remedies provided by law and/or equity with respect thereto.

         If the Closing hereunder is held, the Company and the Surviving Corporation will have no liability to any party with respect to indemnification claims by the Indemnitees.

         SECTION 11.2 LIMITATIONS. The indemnification obligations of Seller are subject to each of the following limitations, understandings and qualifications:

         (a) Each of the representations and warranties made by the Company and the Shareholders in this Agreement shall survive for a period of one year after the Closing Date. After the expiration date of any representations and warranties, no claim for indemnification based on such representations or warranties may be asserted, except that claims first asserted in writing with reasonable detail before the expiration date may be pursued until they are finally resolved.

         (b) No claim for indemnification can be made by Purchaser unless and until the amount of damages incurred by Purchaser, in the aggregate, for all claims asserted, exceeds $50,000 and Purchaser may recover indemnifiable damages only to the extent that such damages exceed said amount.

         (c) The total amount recoverable from the Seller, in the aggregate, for all claims asserted, shall not exceed $1,000,000.

The foregoing limitations shall apply to any claims made by Purchaser under or in connection with this Agreement regardless of whether such claims are characterized as indemnification claims under Section 11.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         SECTION 12.1 AMENDMENT AND MODIFICATION. To the fullest extent permitted by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of the respective Boards of Directors of the Company, Purchaser and Newco, or by their respective officers duly authorized by such Boards of Directors, by an appropriate written instrument executed at any time prior to the Effective Time of the Merger; provided, however, that following an affirmative vote at the shareholders' meeting referred to in Section 4.12 hereof, this Agreement may not be amended to reduce the consideration payable in the Merger in respect of shares of Company Common Stock without obtaining the approval of the Company's shareholders in the manner required by law.

         SECTION 12.2 WAIVER OF COMPLIANCE. To the fullest extent permitted by law, each of Purchaser, Newco and the Company may, pursuant to action by its respective Board of Directors, or its respective officers duly authorized by its Board of Directors, by an instrument in writing extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants, or waive any of the conditions of its obligations, contained herein; provided, however, that the obtaining of the approval of the shareholders referred to in Section 7.4 and 8.4 hereof shall not be waivable. No such extension of time or waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         SECTION 12.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective representations, warranties and covenants of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties hereto. The representations and warranties of Purchaser, Newco and the Company contained herein or in any document furnished pursuant hereto shall survive the Merger.

         SECTION 12.4 NO THIRD PARTY RIGHTS. Except as otherwise provided in this Agreement, nothing herein expressed or implied is intended, nor shall be construed, to confer upon or give any person, firm or corporation, other than Purchaser, Newco, the Company and their respective security holders, any rights or remedies under or by reason of this Agreement.

         SECTION 12.5 CONFIDENTIALITY. Purchaser and the Company shall honor the confidentiality agreements previously delivered by each such party to the other with respect to matters pertaining to the Merger.

         SECTION 12.6 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

                  (a)      If to the Company:

                           David Ekman
                           1700 42nd St. SW
                           Fargo, ND 58103

                           with a copy to:

                           J.C. Anderson
                           Gray, Plant, Mooty, Mooty & Bennett
                           33 South Sixth Street
                           3400 City Center
                           Minneapolis, MN 55402

         or to such other person as to the Company shall designate in writing, such writing to be delivered to Purchaser in the manner provided in this Section 12.6; and

                  (b)      If to Purchaser or Newco:

                           James Mandel
                           Vicom, Inc.
                           9449 Science Center Drive
                           New Hope, MN 55428

                           with a copy to:

                           Steven Bell
                           Vicom, Inc.
                           9449 Science Center Drive
                           New Hope, MN 55428

         or to such other person as Purchaser shall designate in writing, such writing to be delivered to the Company in the manner provided in this
         Section 12.6.

         SECTION 12.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Newco may assign this Agreement and its rights, interests and obligations hereunder to another directly or indirectly wholly-owned subsidiary of Purchaser without the consent of the Company.

         SECTION 12.8 GOVERNING LAWS. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota.

         SECTION 12.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 12.10 HEADINGS AND REFERENCES. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. All references herein to Sections and Articles are to sections and articles of this Agreement, unless otherwise indicated.

         SECTION 12.11 ENTIRE AGREEMENT. This Agreement (including the Appendixes hereto and the documents referred to herein, all of which form a part hereof) and any confidentiality agreements delivered by Purchaser and the Company to each other contain the entire understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 12.12 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants. It is understood and agreed that if the Merger is consummated as contemplated hereby, the expenses incurred by the Company and its shareholders shall be the responsibility of the Surviving Corporation.

         SECTION 12.13 PUBLICITY. Except as otherwise required by law, so long as this Agreement is in effect, neither Purchaser nor the Company shall issue or cause the publication of any press release with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         SECTION 12.14 EFFECTIVE DATE OF AGREEMENT. To the extent permissible by the accounting rules governing financial reporting, this Agreement will be deemed effective on November 1, 1999 for accounting purposes.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                        PURCHASER:  VICOM, INCORPORATED

                                        By______________________________________
                                            Its_________________________________


                                        NEWCO:  CORPORATE TECHNOLOGIES USA, INC.

                                        By______________________________________
                                            Its_________________________________


                                        COMPANY:  EKMAN, INC.

                                        By______________________________________
                                            Its_________________________________


                                        SELLER:  DAVID EKMAN


                                        ________________________________________
                                        David Ekman

                                 APPENDIX 1.3.2A

                                     NOTE A


Attached.

                                 APPENDIX 1.3.2B

                                     NOTE B


Attached.

                                 APPENDIX 1.3.2C

                               LIST OF GUARANTORS


EnStar, Inc.

Pierce McNally

James Mandel

                                 APPENDIX 1.3.2D

                                    GUARANTY


Attached.

                                   APPENDIX 2

                          COMPANY'S DISCLOSURE SCHEDULE



2.3 The Company's vendor and supplier agreements will likely require consents for assignment or a new contract with the Surviving Corporation, including agreements with Community First National Bank, IBM, and Deutsche Financial Services. The Company has not received any of the required consents.

2.16 David Ekman is a 40% partner is Corporate Communications, Inc., a North Dakota corporation, that provides Internet access. Corporate Communications, Inc. purchased about $150,000 is networking equipment from Ekman, Inc. during fiscal year 1999, and for the period July1, 1999 to November 1, 1999 (part of fiscal year 2000) Corporate Communications, Inc. has purchased $35,000 in networking equipment from Ekman, Inc. Ekman, Inc. also purchases its Internet access from Corporate Communications, Inc.

         David Ekman is also the sole shareholder of Travel Travel Fargo-Moorhead, a North Dakota corporation providing travel agency services. Ekman, Inc. purchases travel through Travel Travel, and Travel Travel purchases networking equipment from Ekman, Inc.--approximately $4900 from July 1, 1999 to November 1, 1999, and $7400 during fiscal year 1999.

                                  APPENDIX 2.9

                                    CONTRACTS


None.

                                   APPENDIX 3

                         PURCHASER'S DISCLOSURE SCHEDULE


None.

                                  APPENDIX 3.9

                                    CONTRACTS


Item                                                 Annual Amount              Exp. Date
----                                                 -------------              ---------
1.  Marbell Property Lease, Mpls. MN                 $144,000                   2006

2.  Lexus Property Lease, Fargo, ND                  $42,614                    2002

                                  APPENDIX 7.5

                          OPINION OF COMPANY'S COUNSEL


Attached.

                                  APPENDIX 7.7

                              EMPLOYMENT AGREEMENT


Attached.

                                  APPENDIX 8.5

                         OPINION OF PURCHASER'S COUNSEL


Attached.

                                  APPENDIX 8.8

                              EMPLOYMENT AGREEMENT



See Appendix 7.7.